Exhibit 8.1

650 Page Mill Road Palo Alto, CA 94304-1050 PHONE 650.493.9300 FAX 650.493.6811 www.wsgr.com

             [●], 2019

Elastic N.V.

800 West El Camino Real, Suite 350

Mountain View, CA 94040

Attention: Office of the General Counsel

Re:	United States Federal Income Tax Consequences

Ladies and Gentlemen:

We have acted as counsel to Elastic N.V., a Dutch public limited company (naamloze vennootschap) (“Acquiror”), in connection with that certain Agreement and Plan of Reorganization, made and entered into as of June 5, 2019 (the “Agreement”), by and among the Acquiror, Avengers Acquisition Corp., a Delaware corporation and direct wholly-owned subsidiary of Acquiror (“Merger Sub”), Endgame, Inc., a Delaware corporation (the “Company”), and Shareholder Representative Services LLC, as solely in its capacity as the representative, agent and attorney-in-fact of the Securityholders, pursuant to which Merger Sub shall be merged with and into the Company, with the Company surviving (the “Merger”). This opinion is being delivered in connection with the Registration Statement (File No. 333-[●]) of Acquiror on Form S-4 filed on [●], 2019 with the Securities and Exchange Commission, as amended and supplemented through the date hereof (the “Registration Statement”). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Capitalized terms used herein but not defined shall have the meanings set forth in the Agreement.

In preparing the opinion set forth below, we have examined and reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Agreement, including the exhibits thereto, the Registration Statement, the representation letters of officers of Acquiror, Merger Sub and the Company (each a “Representation Party” and together, the “Representation Parties”) to be delivered to us for purposes of this opinion (the “Representation Letters”) and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for our opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents.

In rendering our opinion, we have relied upon statements, representations, warranties and covenants of officers and other representatives of the Representation Parties, and we have assumed that such statements, representations, warranties and covenants, including those set forth in the Representation Letters, are and will continue to be true, correct and complete (and, to the extent relevant, complied with) through the effective time of the Merger without regard to any qualification as to knowledge, belief, intent, or otherwise.

AUSTIN    BEIJING    BOSTON    BRUSSELS    HONG KONG    LOS ANGELES    NEW YORK    PALO ALTO

SAN DIEGO    SAN FRANCISCO    SEATTLE    SHANGHAI    WASHINGTON, DC    WILMINGTON, DE

Elastic N.V.

[●], 2019

In rendering our opinion, we have assumed, without any independent investigation or examination thereof, that (i) the Merger will be consummated in the manner described in the Agreement and the Registration Statement, will be effective under applicable state law, and that none of the terms or conditions contained therein will be waived or modified and (ii) the Agreement, the Registration Statement and the Representation Letters accurately and completely reflect the facts relating to the Merger. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations and warranties set forth in the documents referred to above, including those set forth in the Representation Letters.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. Moreover, there can be no assurance that positions contrary to our opinion will not be taken by the Service or, if challenged, by a court.

Based upon the foregoing we hereby confirm that, subject to the assumptions, exceptions, limitations and qualifications set forth herein and therein, the disclosure contained in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences,” constitutes our opinion as to the material U.S. federal income tax consequences of the Merger to beneficial owners of Endgame Capital Stock (as defined in the Registration Statement) that receive Elastic Ordinary Shares (as defined in the Registration Statement) pursuant to the Merger.

Except as expressly set forth above, we express no other opinion. This opinion has been prepared solely in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Elastic N.V.

[●], 2019

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities Exchange Commission (the “SEC”) thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

Wilson Sonsini Goodrich & Rosati, P.C.